EXHIBIT 10.12




                           EXECUTIVE EMPLOYEES'

                             PENSION PLAN OF

                        ROBIN HOOD MULTIFOODS INC.




              (amended and restated effective January 1, 1991)




                                                     SEPTEMBER 1991









                           EXECUTIVE EMPLOYEES'

                              PENSION PLAN

                                   OF

                         ROBIN HOOD MULTIFOODS INC.




                             TABLE OF CONTENTS



ARTICLE                   DESCRIPTION                                 PAGE

1                         History and Purpose                             1
2                         Definitions and Rules of Interpretation         2
3                         Eligibility and Participation                   7
4                         Service                                         9
5                         Retirement                                     13
6                         Retirement Pensions                            15
7                         Termination of Employment                      18
8                         Normal and Optional Forms of Benefit           20
9                         Benefits on Death                              23
10                        Limitation and Adjustments
                             Regarding Benefits                          26
11                        Funding                                        28
12                        Marriage Breakdown                             32
13                        Administration                                 33
14                        Future of the Plan                             35
15                        Miscellaneous Provisions                       39



                                  ARTICLE 1

                            HISTORY AND PURPOSE

This Executive Employees' Pension Plan of Robin Hood Multifoods Inc. was established by Robin Hood Multifoods Inc. effective January 1, 1981 to provide benefits for eligible employees. This Plan has been amended from time to time and is amended and restated effective January 1, 1991 to incorporate changes required under the Pension Benefits Act of Ontario.

The terms of this Plan govern all retirements, deaths or other terminations which occur on or after January 1, 1991. Benefits payable in respect of retirements, deaths, disabilities or other terminations of employment which occurred prior to January 1, 1991 shall be governed by the terms of the Plan as they existed at the relevant time unless expressly provided otherwise herein.


                                 ARTICLE 2

                 DEFINITIONS AND RULES OF INTERPRETATION

Wherever used in this Plan, unless the context clearly indicates otherwise:

2.01 "Act" means the Pension Benefits Act, Statutes of Ontario 1987, Chapter 35 and any future legislation amending, supplementing, superseding or incorporating it, and any regulations issued pursuant to it and such other pension benefits legislation which is applicable.

2.02 "Actuarial Equivalent" means a benefit of equal value computed upon an actuarial basis recommended by the Actuary and approved by Robin Hood.

2.03 "Actuary" means the actuary appointed by Robin Hood for the purposes of the Plan.

2.04 "Additional Voluntary Contributions" means those contributions described in Section 11.04.

2.05 "Beneficiary" of a Member means the person designated pursuant to
Section 9.08.

2.06 "Compensation" of a Member for any period means all cash remuneration for services rendered exclusive of payments or credits, if any, on account of bonuses or profit share, overtime, amounts paid to or in respect of such Member under any employee benefit plan and reimbursement of expenses incurred by the Member in the performance of duties by all or any Participating Company for services as an Employee of any such Participating Company. Notwithstanding anything herein set forth, for purposes of the Plan, Robin Hood may in cases of doubt establish the Compensation of any Member for any period.

2.07 "Continuous Service" means service determined pursuant to
Section 4.01.

2.08 "Credited Interest", means, when applied to Additional Voluntary Contributions, the rate of return earned by the Pension Fund, less an appropriate share of expenses, as determined by Robin Hood, in consultation with the Actuary, from the first day of the month following the date such contributions are made up to the date of disbursement.

When applied to Special Contributions, Credited Interest means interest compounded annually from the first day of the month following the month in which the contribution was made to the date of computation at a rate equal to the average of the fixed term chartered bank deposit rates for the twelve months in the preceding calendar year reported in the Bank of Canada Review as CANSIM series B 14045.

2.09 "Credited Service" means service credited pursuant to Section 4.02.

2.10 "Early Retirement Date" means the date determined pursuant to
Section 5.02.

2.11 "Employee" means the Chairman, the President or an elected
Vice-President of a Participating Company.

2.12 "Employees' Contributory Pension Plan" means the Employees'
Contributory Pension Plan of Robin Hood Multifoods Inc., with amendments to December 31, 1975.

2.13 "Employees' Pension Plan" means the Union or Hourly Paid Employees' Pension Plan of Robin Hood Multifoods Inc. and/or the Non-Union Salaried Employees' Pension Plan of Robin Hood Multifoods Inc., as applicable, as they read on April l, 1967.

2.14 "Funding Agent" means the trust company or insurance company appointed by Robin Hood pursuant to Section 11.01 for the purpose of holding and administering the Pension Fund.

2.15 "Funding Agreement" means an agreement between Robin Hood and a Funding Agent pursuant to Section 11.01.

2.16 "International" means International Multifoods Corporation, a Delaware corporation, which is successor by merger effective at the close of business on January 20, 1970 to International Milling Company Inc., a New York corporation, which was successor by merger effective September 3, 1963 to International Milling Company, a Delaware corporation.

2.l7 "Member" means an Employee who joins the Plan pursuant to
Section 3.02.

2.18 "Normal Retirement Date" of a Member means the first day of the month coincident with or next following the Member's 65th birthday.

2.19 "Participating Company" means Robin Hood and any Subsidiary of International which, having been authorized to do so by resolution of the Board of Directors of Robin Hood, adopts this Plan and thereby becomes a Participating Company pursuant to Section 14.09.

2.20 "Pension Fund" means all sums of money and other property acquired by the Funding Agent to hold for the purposes of this Plan, and all earnings and profits thereon, and proceeds, investments and reinvestments thereof, less payments made by the Funding Agent from the said fund as authorized herein.

2.21 "Plan" means this Executive Employees' Pension Plan of Robin Hood Multifoods Inc.

2.22 "Postponed Retirement Date" of a Member means the date determined pursuant to Section 5.03.

2.23 "Prior Plan" means a pension plan of a Participating Company in which the Member participated in respect of Continuous Service prior to becoming a Member.

2.24 "Profit Sharing Retirement Plan" means the Profit Sharing Retirement Plan of Robin Hood Multifoods Inc., with amendments to December 31, 1970.

2.25 "Robin Hood" means Robin Hood Multifoods Inc., a company incorporated under the laws of Canada.

2.26 "Salaried Employees' Pension Plan" means the Salaried Employees' Pension Plan of Robin Hood Multifoods Inc.

2.27 "Special Contributions" means contributions made pursuant to
Section 11.05.

2.28 "Spouse" means a person of the opposite sex who is not living separate and apart from the Member or former Member at the relevant time and who is legally married to the Member or former Member or has been cohabiting with the Member or former Member in a conjugal relationship for at least one year or in a conjugal relationship of some permanence if they are the natural or adoptive parents of a child. There shall be only one Spouse for the purposes of the Plan. A person's qualification as the Spouse of a Member or former Member shall be established to the satisfaction of Robin Hood.

2.29 "Spouse's Pension" means the benefit payable pursuant to
Section 9.06(a).

2.30 "Subsidiary of International" means:

     (a) any corporation, domestic or foreign, more than 50% of whose voting stock is owned or controlled, directly or indirectly, by International; or

     (b) any corporation, domestic or foreign, more than 50% of whose voting stock is owned or controlled, directly or indirectly, by a corporation described in (a) above.

2.31 "Totally Disabled" means a physical or mental incapacity:

     (a) to perform the duties of the Member's normal occupation with a Participating Company; and

     (b) after the Member has satisfied the conditions of sub-section (a), above, for twenty-four months, to engage in any occupation for which the Member is reasonably fitted by education, training or experience;

as determined to the satisfaction of Robin Hood.

In no event shall a Member be deemed to be Totally Disabled if the Member's physical or mental incapacity results from:

     (i) a disability for which the Member is not under continuing medical supervision and treatment considered satisfactory by Robin Hood; or

     (ii) intentionally self-inflicted injuries while sane or insane; or

     (iii) full time active service in the armed forces of any country; or

     (iv) a disability from bodily injury, resulting directly or indirectly from insurrection, war, or participation in a riot; or

     (v) alcoholism, drug addiction or the use of hallucinogenics, unless the Member is confined to an institution specializing in the treatment of the condition and under the care of a physician;

unless a specific exception is made by Robin Hood.

2.32 "Year's Maximum Pensionable Earnings" means, in any year, the amount established for that year under the provisions of the Canada Pension Plan or Quebec Pension Plan, whichever shall be applicable to the Member concerned.


                                 ARTICLE 3

                        ELIGIBILITY AND PARTICIPATION

3.01 Eligible Employment

Each Employee shall be eligible to become a Member on the first day of the month following appointment as an Employee.

3.02 Enrollment

An eligible Employee may become a Member by filing with a Participating Company the information and documents prescribed by Robin Hood, including written acceptance of the Plan. Any acceptance of this Plan filed by an Employee shall include an agreement by the Employee to be bound by all of the terms and conditions of the Plan and shall be irrevocable.

3.03 Waiver of Rights by Non-Participants

An Employee who does not become a Member when first eligible shall sign and deliver to a Participating Company a written statement of desire to not become a Member and a waiver of all claims to any pension benefit from the Member's employer other than such pension benefit, if any, as had accrued to such Employee under the terms of the Profit Sharing Retirement Plan, the Employees' Pension Plan or other pension plan of the Participating Company.

3.04 Information for Members

Robin Hood shall prepare and make available to each Employee who becomes, or is eligible to become a Member, a written explanation of the terms and conditions of the Plan and amendments thereto applicable to the Employee, together with an explanation of the rights and duties of the Employee with reference to the benefits available to such Employee under the terms of the Plan.

In addition, Robin Hood shall provide a Member or other person entitled to payment from the Plan with such other information as may be required by the Act. In the event of any conflict between any statement made in such explanation and the provisions of the Plan, the provisions of the Plan shall govern.

A copy of the Plan together with such other documents as are prescribed under the Act shall be available at the business office of each Participating Company and at each of their locations where Members are employed, for inspection by any Member, former Member entitled to a deferred pension, Spouse of a Member or former Member or any other person entitled to such information under the Act. Any person entitled to inspect Plan documents in accordance with this Section shall be entitled to make such inspection only once in each calendar year.


                                 ARTICLE 4

                                  SERVICE

4.01 Continuous Service

An Employee's Continuous Service shall be the period of the Employee's continuous employment with any Participating Company, International and/or any Subsidiary of International and with any employer which Robin Hood by rule or regulation determines to be a predecessor to any Participating Company, International and/or any Subsidiary of International for the purpose of determining Continuous Service.

An Employee's Continuous Service shall not be interrupted by and shall continue to accrue during a leave to serve in such of the armed forces or other governmental services of Canada or the United States of America as Robin Hood may from time to time specify, provided that the Employee's Continuous Service shall be broken and cease to accrue if the Employee fails to return to active service by the later of:

     (a) 90 days after the Employee is entitled as a matter of right to be released from such armed forces or government services (or such longer period as Robin Hood in its discretion may determine); and

     (b) the end of the period specified by law within which the Employee is entitled to apply for re-employment with and to be re-employed by such Participating Company at the Employee's former or a substantially similar position.

An Employee's Continuous Service shall be interrupted and cease to accrue when:

     (c) the Employee ceases to be an Employee, subject to the provisions of Section 4.05; or

     (d) the Employee is on a leave of absence granted by a Participating Company (otherwise than on leave because of sickness or physical injury or incapacity or occupational accident) and such leave exceeds 365 consecutive days or such longer period as Robin Hood may in its discretion from time to time specify, or

     (e) the Employee fails to return to active employment with a Participating Company within 10 days after the expiry of any leave granted by a Participating Company because of sickness or physical injury or incapacity or occupational accident.

4.02 Credited Service

A Member's Credited Service shall be equal to the period of the Member's Continuous Service while a Member. Credited Service shall be expressed in years and each completed month shall be equal to one-twelfth of a year.

4.03 Service while Totally Disabled

If a Member becomes Totally Disabled, the Member's Continuous Service shall not be broken and the Member shall continue to accrue Credited Service at the same rate as the Member was accruing Credited Service immediately prior to becoming Totally Disabled until the earliest of:

     (a) the date the Member ceases to be Totally Disabled; and

     (b) the date the Member retires pursuant to the Plan; and

     (c) the Member's Normal Retirement Date.

4.04 Continuing Disability

A Member claiming to be Totally Disabled may, from time to time, be required by Robin Hood to submit to examination by a clinic, physician, or physicians selected by Robin Hood and any question as to whether the Member is Totally Disabled shall be settled on the basis of such examination. Should any Member refuse to submit to such medical examination, the Member's entitlement to accrue Continuous Service and Credited Service shall end, the Member shall be deemed to have terminated employment at such time unless the Member returns to active employment with a Participating Company and shall be entitled to a deferred pension determined in accordance with the provisions of Article 7 and based on Credited Service and Continuous Service accrued to the date the Member ceased to be Totally Disabled and the benefit amount in effect on the date the Member ceased to be Totally Disabled.

4.05 Transfers

If a Member ceases to be an Employee because of the transfer of the Member's employment to a classification of employment with a Participating Company which is ineligible to participate in the Plan or to employment with International or a Subsidiary of International the transfer shall not interrupt the Member's Continuous Service. Such Member shall continue to accrue Continuous Service while so employed but shall not accrue any Credited Service for any period during which the Member is not an Employee. When determining the entitlement of a Member who has been so transferred, the amount of the benefits to which the Member is entitled shall be calculated based on the benefit amounts in effect on the date of transfer and the Member's Continuous Service and Credited Service accrued to the date of transfer.

4.06 Re-Employment

If a former Member is re-employed as an Employee the former Member shall be treated as a new Employee for the purposes of the Plan and entitlement to any benefits accrued under the Plan prior to re-employment shall continue unchanged. However, if the former Member is in receipt of a pension from the Plan at the time of re-employment, payment of such pension shall cease. Upon the subsequent retirement or other termination of employment of such Member the benefits accrued prior to the re-employment shall be increased by an amount equal to the Actuarial Equivalent of the payments suspended during the period of re-employment and payment of such benefits shall recommence.


                                 ARTICLE 5

                                 RETIREMENT

5.01 Normal Retirement

A Member shall retire on the Member's Normal Retirement Date and shall be entitled to receive, commencing on such Normal Retirement Date, a retirement pension calculated in accordance with Section 6.01.

5.02 Early Retirement

A Member may elect to retire on the first day of any month coincident with or following attainment of age 55 and completion of 2 or more years of membership in the Plan and such date shall be the Member's Early Retirement Date. A Member who retires pursuant to this Section shall receive a retirement pension calculated in accordance with the provisions of
Section 6.02.

5.03 Postponed Retirement

A Member may, with the consent of the Member's Participating Company, remain in active employment beyond the Member's Normal Retirement Date but in no event beyond age 71. The retirement benefits payable to a Member retiring subsequent to the Member's Normal Retirement Date shall commence on the first day of the month coincident with or next following the earliest of:

     (a) the date on which the Member actually retires from active employment with a Participating Company; and

     (b) the first day of the month immediately preceding the month in which the Member's seventy-first birthday occurs; and

     (c) the first day of the month following the date on which the Member has accrued the maximum pension permitted under the Plan;

and such date shall be the Member's Postponed Retirement Date.


                                 ARTICLE 6

                            RETIREMENT PENSIONS

6.01 Normal Retirement Pension

The annual retirement pension of a Member retiring on the Member's Normal Retirement Date shall be equal to the sum of, for each calendar year during which the Member was a Member:

     (a) 1% of the Member's Compensation for that year not in excess of the Year's Maximum Pensionable Earnings for that year; and

     (b) 2% of the Member's Compensation for that year in excess of the Year's Maximum Pensionable Earnings for that year; and

     (c) in the case of an Employee who was a Member on December 31, 1989 and was actively employed on January 1, 1990 or retired on that date, or on leave of absence on January 1, 1990, approved by Robin Hood, an additional annual pension benefit equal to the excess, if any, of the Member's 1990 Improved Pension Benefit over the Member's 1990 Accrued Pension Benefit, where 1990 Improved Pension Benefit and 1990 Accrued Pension Benefit are determined as follows:

     1990 Improved Pension Benefit is equal to the product of:

     (A) 1.1% of the first $28,900 of the Member's annual rate of Compensation on January 1, 1990 plus 1.6% of the remainder, if any, of such annual rate of Compensation; and

     (B) the Member's Credited Service plus the Member's continuous period of service prior to January 1, 1990 in years, including a fraction of a year, during which the Member was a member of, or a participant in, the Salaried Employees' Pension Plan, the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan and excluding, in the case of a Member who was a member of the Profit Sharing Retirement Plan and who did not elect to transfer the Employees' Company Contribution Account to the Pension Fund, the continuous period of service during which the Member was a member of the Profit Sharing Retirement Plan.

     1990 Accrued Pension Benefit is equal to the pension benefit accrued by the Member to December 31, 1989, under the provisions of this
Section 6.01 excluding this Section 6.01 (c) and including any pension benefits accrued under the Salaried Employees' Pension Plan, the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan and this Plan.

6.02 Early Retirement Benefit

A Member who retires on the Member's Early Retirement Date pursuant to
Section 5.02 shall be entitled to an annual retirement pension calculated pursuant to Section 6.01 based on Continuous Service and Credited Service to the Member's Early Retirement Date and reduced by one-quarter of 1% for each month between the Member's Early Retirement Date and:

     (a) in the case of a Member who has at least 20 years of Continuous Service on the Member's Early Retirement Date, the Member's 62nd birthday; and

     (b) in all other cases, the Member's 65th birthday.

6.03 Postponed Retirement

A Member who retires on a Postponed Retirement Date shall be entitled to receive, commencing on such Postponed Retirement Date, an annual retirement pension calculated pursuant to Section 6.01 and based on the Member's Continuous Service and Credited Service to the Member's Postponed
Retirement Date.

6.04 Additional Retirement Income

A Member who has made Additional Voluntary Contributions shall be entitled, upon retirement, to such additional amount of monthly retirement income as can be purchased from a duly licensed insurer in Canada by the total of the Additional Voluntary Contributions and Credited Interest of the Member. The Member may elect to receive, in lieu of such additional amount of retirement income, a lump sum payment equal to the Additional Voluntary Contributions with Credited Interest thereon of the Member, payable either in cash or as a direct transfer to the Member's individual registered retirement savings plan.


                                 ARTICLE 7

                         TERMINATION OF EMPLOYMENT

7.01 Non-Vested

If a Member who has completed less than 2 years of membership in the Plan and any Prior Plan terminates employment with a Participating Company for any reason other than death or retirement the Member shall be entitled to receive a lump sum payment equal to the Member's Additional Voluntary Contributions, if any, and Special Contributions if any, both with Credited Interest thereon.

7.02 Vesting

If a Member who has completed at least 2 years of membership in the Plan and any Prior Plan terminates employment with a Participating Company for any reason other than death or retirement such Member shall be entitled to receive, commencing on the Normal Retirement Date of the Member, a deferred pension calculated pursuant to Section 6.01 based on the Member's Credited Service and Continuous Service accrued to the date of termination of employment and the benefit amount in effect on the date of termination of employment.

7.03 Early Commencement

A former Member who is entitled to a deferred pension in accordance with the provisions of Section 7.02 may elect to commence receiving the deferred pension on the first day of any month after attaining age 55. The amount of the pension payable to the former Member in such instance shall be the Actuarial Equivalent of the deferred pension which would otherwise have been payable commencing at the Normal Retirement Date of the Member provided that, if the former Member would have been eligible to elect early retirement under Section 5.02 at the time of termination of employment, the deferred pension shall be equal to the amount which would have been payable commencing at the Normal Retirement Date of the Member reduced pursuant to the applicable provision of Section 6.02.

7.04 Application for Pension

A former Member entitled to a deferred pension shall make application, in writing, to Robin Hood, at least 90 days prior to the date when the former Member wishes payment of a pension to commence.

7.05 Portability

A Member of the Plan who ceases to be employed by a Participating Company, who is entitled to a deferred pension and who is not entitled to take early retirement as provided under Section 5.02 may elect to have an amount equal to the commuted value of the deferred pension to which the Member is entitled transferred out of the Pension Fund to:

     (a) another registered pension fund, if the administrator of that fund agrees to accept the payment; or

     (b) a company licensed to provide annuities in Canada, for the purchase of a life annuity that will commence no earlier than age 55; or

     (c) an individual registered retirement savings plan in the name of the Member that meets the requirements prescribed under the Act;

provided that notice of such election is given to Robin Hood within the time limits prescribed under the Act and that such transfer is carried out in accordance with the requirements of the Act and the Income Tax Act of Canada. A Member who elects such transfer shall take the commuted value in full satisfaction of any right under the Plan and upon the completion of such transfer shall have no further entitlement to any benefit under the Plan.


                                 ARTICLE 8

                    NORMAL AND OPTIONAL FORMS OF BENEFIT

8.01 Normal Form Of Benefit

A retirement pension or deferred pension payable to a Member or former Member under the terms of the Plan shall be payable in equal monthly installments for the remaining lifetime of the Member or former Member ceasing with the payment for the month in which death occurs.

8.02 Joint and 60% Survivor Form

Notwithstanding the provisions of Section 8.01, if a Member or former Member has a Spouse on the date that payment of the Member's or former Member's pension is due to commence then the amount of the pension shall be adjusted and paid in the form of a joint and 60% survivor pension. This joint and 60% survivor pension shall be the Actuarial Equivalent of the normal form of pension which would otherwise be payable under Section 8.01 and it shall be payable to the Member or former Member until the death of the Member or former Member at which time 60% of the adjusted amount shall be paid to the Member's or former Member's surviving Spouse, if any, for the lifetime of such Spouse.

8.03 Waiver of Joint and 60% Survivor Form

The requirement to pay a pension in the joint and survivor form pursuant to
Section 8.02 will not apply if the Member or former Member and the Spouse of such Member or former Member execute and file with Robin Hood a waiver in the form required under the Act or a certified copy of a domestic contract containing such waiver. The waiver must be filed within the time prescribed under the Act.

8.04 Optional Forms

Subject to the requirement to provide a waiver if Section 8.02 applies, a Member or former Member may, with the approval of Robin Hood, elect to have a retirement pension paid in any one or any combination of the following optional forms below:

     (a) Joint and Survivor   A joint and survivor pension providing for a
reduced pension payable to the Member or former Member during the Member's or former Member's life and continuing after death in the same amount, or in some lesser amount, to and for the life of a contingent annuitant named by the Member or former Member should such contingent annuitant survive the Member or former Member; or

     (b) Pension with a Guaranteed Period   A reduced pension for life
payable to the Member or former Member with the provision that if the Member or former Member dies before the guarantee period chosen by the Member or former Member (such period may not exceed 180 months) has expired, the pension payments shall be continued to the Beneficiary of the Member or former Member until the total number of payments made to both the Member or former Member and the Beneficiary equal the selected guaranteed number of payments, except that if the balance of payments are payable to the Member's or former Member's estate, the remaining payments shall be commuted and paid in one lump sum; or

     (c) Level Income   An increased pension payable until the Member or
former Member qualifies for a pension from the federal government and/or a provincial government under the terms of one or more comprehensive programs of old age pensions and a reduced pension payable thereafter until death, the difference between the two amounts being as nearly as possible equal to the total pension payable by the federal and/or the provincial governments. The amount of this difference shall be requested by the Member or former Member and shall be as agreed to by Robin Hood. The Member or former Member shall provide Robin Hood with any information required to verify the amount of government pension which the Member or former Member is entitled to receive. Election of this option shall not increase the total amount payable in the aggregate to the Member or former Member and the Beneficiary, in the event of the Member's or former Member's death.

A pension payable in an optional form shall be Actuarially Equivalent to the pension payable in the normal form under Section 8.01.

8.05 Election of Optional Forms

An election of an optional form shall be subject to such rules as Robin Hood may from time to time adopt for the safeguarding of the Pension Fund and the proper administration of the Plan, and shall be subject to the following additional conditions:

     (a) The election shall be made prior to the date on which the first payment of the Member's or former Member's pension benefit is payable; and

     (b) The election may be revoked or changed at any time before the date on which the first payment of the Member's or former Member's pension benefit is payable but shall be irrevocable on and after that date; and

     (c) The election shall be inoperative if the Member or former Member, or the Member's or former Member's contingent annuitant in the case of a joint and survivor pension, dies prior to the date on which the first or only pension payment becomes due thereunder, and

     (d) No election or any revocation or change of any previous election shall be effective unless in writing, signed by the Member or former Member, and approved by Robin Hood all within the time limits set out above.


                                 ARTICLE 9

                              BENEFITS ON DEATH

9.01 Death Prior to Two Years Of Participation

If a Member dies before payment of the Member's pension is due to commence and before completing at least two years of membership in the Plan and any Prior Plan the Member shall be entitled to receive a lump sum payment equal to the Member's Additional Voluntary Contributions, if any, and Special Contributions, if any, both with Credited Interest thereon.

9.02 Pre-retirement Death Benefit for Post 1986 Service

If a Member, or a former Member entitled to a deferred pension, dies before payment of the Member's or former Member's pension is due to commence and after completing at least two years of membership in the Plan and any Prior Plan then a pre-retirement death benefit shall be payable to the Spouse of the Member or former Member equal to the commuted value of the retirement pension that the Member had accrued in respect of participation in the Plan after December 31, 1986 determined as if the Member had terminated employment immediately prior to death or, in the case of a former Member, equal to the commuted value of the deferred pension of such former Member in respect of participation in the Plan after December 31, 1986.

9.03 Form of Pre-Retirement Death Benefit

Subject to the requirements of the Act, a Spouse entitled to receive a pre-retirement death benefit pursuant to Section 9.02 may elect to receive such benefit in the form of:

     (a) a lump sum payment; or

     (b) an immediate pension; or

     (c) a deferred pension commencing no later than the date the Spouse attains age 65; or

     (d) a transfer to a registered retirement savings plan.

Such Spouse shall elect the form of such benefit within 90 days of receipt, from Robin Hood, of notice of entitlement, failing which the Spouse shall be deemed to have elected to receive an immediate pension.

9.04 Payment to Beneficiary

If a Member or former Member does not have a Spouse at the time of death or if the Spouse's entitlement to a death benefit has been waived in accordance with the provisions of Section 9.05 then the pre-retirement death benefit payable under Section 9.02 shall be paid to the Beneficiary or, if none, then to the estate of the Member, in a lump sum.

9.05 Spousal Waiver

A Spouse may relinquish entitlement to the death benefits payable under Sections 9.02 and 9.06 by completing a waiver jointly with the Member or former Member and filing such waiver with Robin Hood in the form and manner prescribed under the Act. In such case any pre-retirement death benefits will be payable as if the Member or former Member had no Spouse.

9.06 Pre-Retirement Death Benefit for Pre-1987 Service

     (a) If a Member who has completed at least 5 years of Continuous Service dies while still an Employee and before payment of the Member's pension is due to commence then the surviving Spouse of such Member, if such person has been the Member's Spouse for at least one year, shall be entitled to receive a Spouse's Pension equal to 50% of the pension accrued by the Member as of January 1, 1987. If the Spouse is more than 10 years younger than the deceased Member then the amount of the Spouse's Pension shall be reduced by 2% thereof for each full year by which the age difference exceeds 10 years. This pension shall be paid for the lifetime of the surviving Spouse in monthly installments on the first day of each month beginning with the first day of the month following the death of the Member.

     (b) If a Member or former Member dies before payment of the Member's or former Member's pension is due to commence and a Spouse's Pension is not payable pursuant to Section 9.06(a) then an amount equal to the Member's or former Member's Additional Voluntary Contributions with Credited Interest thereon in respect of Continuous Service prior to 1987 shall be payable to the surviving Spouse or, if no Spouse survives the Member or former Member, to a named Beneficiary in a lump sum.

9.07 Death After Retirement

If a Member or former Member dies after payment of the Member's pension is due to commence then the death benefit, if any, shall be the remaining monthly payments or other benefit payable in accordance with the form of pension in effect pursuant to Article 8 at the time of the Member's or former Member's death subject to the minimum set out in Section 8.01 if the pension is paid in the normal form

9.08 Designation of Beneficiary

Each Member or former Member may, from time to time, designate a person or persons to receive the benefits which may be payable under the Plan in the event of the death of the Member or former Member. Each such designation will revoke all prior designations by such Member or former Member, shall be in writing on a form provided for that purpose and filed with Robin Hood, and may name one or more primary beneficiaries and, if the Member or former Member so desires, one or more contingent beneficiaries. If the Member has not designated a Beneficiary or such Beneficiary pre-deceases the Member then any death benefit payable to a Beneficiary shall be paid to the estate of the Member or former Member.



                                 ARTICLE 10

               LIMITATION AND ADJUSTMENTS REGARDING BENEFITS

10.01 Revenue Canada Maximum Pension

Notwithstanding any provision of the Plan to the contrary, the annual pension payable to a Member or former Member on retirement, termination of employment or on the termination of the Plan, including any benefit paid to a Spouse as a result of a marriage breakdown and excluding any amount derived from the Member's Additional Voluntary Contributions, shall not exceed the lesser of:

     (a) $1,715 multiplied by the number of years of pensionable service not exceeding 35 years; and

     (b) an amount which is the product of:

        (i)  2% per year of pensionable service not exceeding 35 years; and

        (ii) the average of the best three consecutive years of remuneration paid to the Member by the Participating Company;

or such greater amount as may be permitted by Revenue Canada, Taxation except that the above prohibition will not apply to annual pensions of S300 or less per year of pensionable service. For the purposes of this Section, pensionable service shall only include service to the extent permitted under the rules of Revenue Canada, Taxation. The maximum pension herein set out shall apply to the total of all pensions payable to a Member or former Member in respect of all plans or prior plans of the Participating Companies.

The commuted value of the benefit payable at retirement, termination of employment or termination of the Plan shall not exceed the value of the maximum benefit calculated above payable at the earliest of attainment of age 60 or Normal Retirement Date as a single life annuity guaranteed for 10 years or a 60% joint and survivor annuity, whichever is applicable.

10.02 Maximum Pension

Notwithstanding any other provisions of the Plan, the pension payable to a Member upon retirement (excluding any amount derived from Additional Voluntary Contributions) shall not exceed an amount that is equal to:

     (a) the total number of the Member's years of participation in the Plan or the Employees' Pension Plan, the Employees' Contributory Pension Plan, the Profit Sharing Retirement Plan or the Salaried Employees' Pension Plan multiplied by;

     (b) 1.1% of the Member's annual rate of Compensation as of the first day of January in the year of death, termination or retirement, whichever first occurs, up to the Year's Maximum Pensionable Earnings applicable in that year and 1.6% of such annual rate of Compensation in excess of such Year's Maximum Pensionable Earnings.


                                 ARTICLE 11

                                  FUNDING

11.01 Pension Fund

Robin Hood shall establish and maintain a Pension Fund pursuant to a Funding Agreement with a Funding Agent for the purpose of funding the benefits under this Plan. All contributions shall be deposited into the Pension Fund.

11.02 Amendment of Funding Agreement and Change of Funding Agent

Robin Hood reserves the right to amend or revoke the Funding Agreement and to remove the Funding Agent and appoint an additional and/or a successor Funding Agent, in accordance with the provisions thereof, as it may deem appropriate.

11.03 Member Contributions

Except as permitted under Section 11.04 and 11.05, a Member shall not be required or permitted to make contributions to the Plan.

11.04 Additional Voluntary Contributions

Each Member may make Additional Voluntary Contributions to the Plan for the purpose of increasing the Member's retirement income under the Plan subject to the limitations imposed under the Income Tax Act of Canada and the rules and regulations of Revenue Canada, Taxation.

11.05 Special Contributions by Member

Subject to such rules as Robin Hood may prescribe, a Member may elect to purchase additional Credited Service and deemed Compensation in respect of any period of Continuous Service prior to January 1, 1990 during which the Member was eligible to become a member of the Salaried Employees' Pension Plan but did not do so. To purchase such Credited Service the Member shall make a lump sum Special Contribution which is the Actuarial Equivalent, at the time of the contribution of the additional benefit to be provided in respect of such period of Continuous Service.

Upon payment of the Special Contribution the Member shall:

     (a) be granted Credited Service for the period of Continuous Service in respect of which the Special Contribution is made; and

     (b) be deemed to have received as Compensation, during the period of Continuous Service in respect of which the Special Contribution is made, all those amounts which would have been recognized as compensation of the Member for the purposes of the Salaried Employees' Pension Plan if the Member had been a member of the Salaried Employees' Pension Plan during such period of Continuous Service.

11.06 Participating Company Contributions

Each Participating Company shall contribute an amount, as determined by the Actuary, which, taking into account the assets of the Pension Fund, is sufficient to fund the benefits accruing to Members employed by such Participating Company for service during the current year, but not exceeding the amount that such Participating Company can claim as a deduction from income under the Income Tax Act of Canada. Such Participating Company contributions, if any, shall be paid into the Pension Fund in monthly installments, within 30 days after the end of the month for which the contributions are payable. Each Participating Company shall also make equal monthly contributions throughout the fiscal year of the Plan, if any are required, to amortize any unfunded liability or solvency deficiency arising in respect of service by Members with that Participating Company, all as in accordance with the Act.

11.07 Investment of Pension Fund

The Pension Fund shall be invested or loaned so as to comply with the Act and any other applicable laws, rules or regulations promulgated by any governmental authority having jurisdiction over the Pension Fund or Plan.

11.08 Payment from Pension Fund

All benefits payable under the Plan shall be payable only from the Pension Fund however, Robin Hood, in its sole discretion and so long as such action would not result in the Plan ceasing to be approved or registered under the Income Tax Act of Canada or the Act, require the Funding Agent to withdraw from the Pension Fund such amount as may be required to purchase, from a company licensed to provide annuities in Canada selected by Robin Hood, annuity benefits of equal amounts and payable under the same conditions as the retirement pension or deferred pension to which a Member or former Member is entitled and to apply the monies so withdrawn for said purposes.

11.09 Sole Liability of Pension Fund Assets

Any Member, former Member or other person having any claim under the Plan must look solely to the assets of the Pension Fund for such benefit. In no event will Robin Hood, any Participating Company or any of their directors or officers, be liable, in their individual or other capacities, to any person under the provisions of the Plan, or under the Funding Agreement.

11.10 Use of Surplus

Any excess of assets over the liabilities of the Plan arising at any time or any portion thereof, as determined by the Actuary, may be applied for any purpose as Robin Hood may direct and applicable legislation and authorities may allow; or Robin Hood may receive on an ongoing basis, upon application to and prior approval of the applicable regulatory authorities, any portion of such surplus that may be refunded under applicable legislation or regulations.


11.11 Refund of Over-Contributions and Payments in Error

Subject to any required prior approval of the appropriate authorities, any overpayment by a Participating Company in excess of the amount, if any, required to be contributed under Section 11.06 or payments made by a Participating Company that should have been paid out of the Pension Fund may be returned to the Participating Company out of the Pension Fund as directed by Robin Hood.


                                 ARTICLE 12

                             MARRIAGE BREAKDOWN

12.01 Pension Credit Splitting

When a certified copy of a court order from a court of competent jurisdiction or a valid domestic agreement has been filed With Robin Hood requiring division of a Member's or former Member's benefits under this Plan due to marriage breakdown, such division shall be made in accordance with the order or contract, as determined by Robin Hood and subject to any requirements prescribed under the Act. Any necessary adjustments resulting from such division shall be made to the Member's or former Member's benefit entitlement under the Plan.

12.02 Maximum Pension Payable

At the time of a division pursuant to Section 12.01, the value of the portion of the Member's benefits allocated to the Member or former Member and the portion of the Member's benefits allocated to the Spouse pursuant to Section 12.01 shall not be greater than the total value of the Member's benefits accrued to that date and the portion of the Member's benefit allocated to the Spouse shall not exceed 50% of the Member's benefit calculated in the prescribed manner.

12.03 Assigned Pension Not Subject to Subsequent Spousal Rights

A pension payable to a former Spouse as a result of an assignment pursuant to Section 12.01 is not subject to the requirements of Section 8.02. Any pre-retirement death benefit determined pursuant to Section 9.02 arising from the entitlement of the former Spouse shall be paid to the Beneficiary of the former Spouse or, if there is no Beneficiary, then to the estate of the former Spouse in a lump sum.


                                 ARTICLE 13

                               ADMINISTRATION

13.01 Administrator

Robin Hood shall administer the Plan and be responsible for carrying out the provisions of the Plan. Robin Hood shall have all powers necessary to properly administer the Plan, including, but not limited to, the right:

     (a) to interpret and construe the Plan; and

     (b) to determine all questions of eligibility and of status and rights hereunder; and

     (c) to determine the amount of benefits payable to any person in accordance with the provisions of the Plan; and

     (d) to take or cause to be taken such action as in its judgment it shall deem advisable or necessary to carry out the provisions of the Plan; and

     (e) in general to decide any dispute arising hereunder, other than one involving the rights, duties, or responsibility of the Funding Agent.

Robin Hood may adopt such rules and regulations as it deems desirable for the conduct of its affairs and for the administration of the Plan. Robin Hood may authorize one or more of its officers or agents to sign on its behalf any instructions to the Funding Agent.

13.02 Actuarial Procedure and Assumptions

Robin Hood shall from time to time appoint an Actuary, to serve at the pleasure of Robin Hood, who shall act as technical advisor to it in all matters in connection with the Plan requiring actuarial computations and valuations.

Robin Hood shall from time to time, upon the advice of the Actuary, adopt such rate of interest and mortality, service and other tables as may be required in connection with the administration of the Plan whether in connection with computations of benefits, contributions by Participating Companies, or otherwise. On the basis of such tables as Robin may adopt, the Actuary shall make a triennial valuation of the assets and liabilities of the Plan and such intermediate valuations as Robin Hood shall direct.

13.03 Administration Expenses

Any expenses incurred by Robin Hood in administering the Plan and Pension Fund including but not limited to the fees and other expenses and charges of any Actuary, auditor or agent employed by Robin Hood in connection with the Plan's and Pension Fund's administration, shall be paid from the Pension Fund, provided, however, that such expenditures and expenses if incurred in connection with the Profit Sharing Retirement Plan shall be paid as that Plan provides; and provided further that any Participating Company may, in its sole discretion, pay to or reimburse Robin Hood for such expenditures and expenses.

13.04 Limitation of Liability

No Participating Company, or any director, officer or employee of a Participating Company, shall incur any liability to anyone for any act or omission or other matter regarding this Plan or its administration except for willful misconduct or lack of good faith. Robin Hood may rely and act upon the basis of information furnished to it by any Participating Company or the Funding Agent or any Actuary, auditor or agent appointed by it without further inquiry and without liability to anyone.

13.05 Fiscal Year

The fiscal year of the Plan and Pension Fund shall end on the 31st day of December in each year.


                                 ARTICLE 14

                              FUTURE OF THE PLAN

14.01 Power to Amend

Robin Hood expects and intends to maintain this Plan in force indefinitely but necessarily reserves the right to amend or discontinue the Plan, either in whole or in part, at any time or times, subject always to the administrative rules and regulations of Revenue Canada, Taxation, the Income Tax Act of Canada and the provisions of the Act. Without limiting the generality of the foregoing, such right to amend shall include the right to merge the Plan with another pension plan or plans, to divide the Plan or to convert it to a money purchase pension plan.

14.02 No Reduction in Benefits

No amendment to the Plan shall operate to reduce the amount or the value of the benefits which have accrued to Members or former Members prior to the date of such amendment. In the event of the termination of the Plan, Robin Hood and any Participating Company shall not be obligated to make any further contributions to the Plan with respect to service after the date of such termination of the Plan except as required by the Act.

14.03 Application of Assets on Termination

If the Plan is terminated or otherwise discontinued, the assets in the Pension Fund, after providing for the expenses of the Plan attributable thereto, shall be applied, to the extent sufficient, to provide for the accrued benefits of Members, former Members entitled to a deferred vested pension, retired Members, Spouses and other Beneficiaries as determined by Robin Hood, on the advice of the Actuary and subject to the requirements of the Act.

Subject to the funding requirements of the Act, if the assets of the Pension Fund are insufficient to fully provide for all accrued benefits then they shall be applied to provide benefits for Members, former Members entitled to a deferred vested pension, retired Members, Spouses, and other beneficiaries on a pro rata basis in accordance with their respective interests in the Plan as determined by Robin Hood, on the advice of the Actuary and in a manner which meets the requirements of the Act.

Any excess assets remaining after the satisfaction of all accrued benefits as set out above shall be returned to the Participating Companies to which such excess is attributable. Any distribution of funds will be conditional upon the prior approval of the applicable regulatory authorities.

14.04 Partial Termination of the Plan

If a part of the Plan is terminated a portion of the Pension Fund shall be allocated to that part of the Plan which is being terminated. The portion of the Pension Fund to be allocated shall be determined by Robin Hood in an equitable manner on the advice of the Actuary subject to the Act. Such portion of the Pension Fund shall be applied in accordance with the provisions of Section 14.03 for the benefit of Members, former Members entitled to a deferred vested pension, retired Members, Spouses and other Beneficiaries affected by the partial termination. Any part of such portion remaining after the satisfaction of all accrued benefits of all persons affected by the partial termination may be paid to the applicable Participating Companies or applied as such Participating Companies may otherwise direct. Any distribution will be conditional upon the prior approval of the applicable regulatory authorities.

14.05 Provision of Benefits

The benefits determined in accordance with the provisions of Section 14.03 or 14.04 may be provided through the purchase of annuity contracts from a company licensed to provide annuities in Canada, or by the transfer of benefits to which the respective Members and former Members are entitled to the pension plans of subsequent employers or to registered retirement savings plans or by the continuation of the Pension Fund or by the payment of cash refunds, all as determined by Robin Hood, subject to the requirements of the Act.

14.06 Withdrawal of Participating Company

Robin Hood may at any time determine that any Participating Company shall withdraw from the Plan, or any Participating Company may determine that it shall so withdraw, and upon any such determination the participation of that Participating Company in the Plan shall be terminated. Any such withdrawal shall be accomplished in accordance with the provisions of this Article and the Act.

14.07 Balance of Participating Companies

If the Plan is terminated in respect of one or more Participating Companies but is continued in respect of one or more Participating Companies, the portion of the Pension Fund to be allocated to such withdrawing Participating Company(s) shall be determined by the Actuary in an equitable manner in accordance with the Act and only that portion of the Pension Fund which is allocated to the withdrawing Participating Company or Participating Companies shall be distributed in accordance with the provisions of this Article subject to the Act and any other applicable legislation.

14.08 Addition of New Groups of Employees

If, because of acquisition, expansion or other reason, a group of persons becomes employed by a Participating Company, this Plan will not be extended to such persons unless so declared by resolution of the Board of Directors of Robin Hood.

14.09 Method of Adopting Plan

If so authorized by Robin Hood, any Subsidiary of International may, for the benefit of its eligible employees, become a Participating Company under the Plan by the adoption of a resolution by its Board of Directors to that effect. Robin Hood may limit participation to one or more divisions or classes of employees of any Participating Company or may exclude one or more divisions or classes of employees from participation in the Plan and in either such event only those persons employed by any division or in any class of employees of such Participating Company covered by Robin Hood's designation shall be deemed for purposes of the Plan to be eligible Employees of such Participating Company.


                                 ARTICLE 15

                          MISCELLANEOUS PROVISIONS

15.01 General Limitations on Benefits

All benefits under the Plan shall be paid solely from the Pension Fund provided that, insofar as any such benefits may be payable pursuant to the Profit Sharing Retirement Plan, the same shall be paid or provided for from the trust funds established and maintained pursuant to the said Profit Sharing Retirement Plan and neither the Funding Agent, Robin Hood, nor any Participating Company guarantees the Pension Fund or such trust funds or any Member or Beneficiary against losses or depreciation or guarantees the payment of any benefit hereunder.

15.02 Non Alienation of Benefits

No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, commutation, surrender, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, except as specifically provided in the Plan or by law. Except as required under the Act no benefit shall be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

15.03 Legal Incapacity

Distribution to a minor or person under legal disability may be made either
(i) directly to said person; (ii) to either one or both of such person's parents; (iii) to the Spouse or any relative of such person; (iv) to the legal guardian or conservator of said person; or (v) by expending the same for the maintenance, support or education of said person, as directed by the legally authorized representative of said person.

The receipt of a person receiving payment as hereby authorized shall constitute a full and complete discharge of the Pension Fund, Robin Hood and of the Funding Agent for such payment.

15.04 Information by Participating Companies

Each Participating Company shall supply promptly to Robin Hood full, complete and timely information on all matters relating to the name, compensation, age, sex, service, retirement, death or other termination of employment of all Members in its employ and such other information as Robin Hood may deem necessary for it to fulfil its duties hereunder. For convenience of administration, Robin Hood may furnish and certify such information both on behalf of itself and any or all other Participating Companies.

15.05 Rights of Members

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Company and any Employee or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of any Participating Company or to interfere with the right of any Participating Company to discharge any Employee at any time without regard to the effect such discharge might have upon the Employee as a Member of the Plan.

15.06 Small Pensions

If the annual amount of pension payable to a former Member or retired Member at the Member's Normal Retirement Date is less than 2% of the Year's Maximum Pensionable Earnings in the year that such Member terminates employment or retires, or such other amount as may be permitted by legislation applicable to the Member, Robin Hood may direct that the pension be paid in quarterly, semi-annual or annual installments or that the commuted value of the pension be paid in a single lump sum.

15.07 Legal Construction

The Plan shall be governed by, construed and administered in all respects in accordance with the laws of Ontario.

15.08 Headings

The division of this Plan into Articles and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan.

15.09 Gender

Words importing the singular include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders.





                      EXECUTIVE EMPLOYEES' PENSION PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

                                AMENDMENT No. 1

WHEREAS Robin Hood Multifoods Inc., (hereinafter referred to as "Robin Hood") maintains the Executive Employees' Pension Plan of Robin Hood Multifoods Inc. (hereinafter referred to as the "Plan"); and

WHEREAS Robin Hood has reserved the right to amend the Plan from time to time; and

WHEREAS Robin Hood wishes to amend the Plan to improve the benefit formula;

RESOLVED THAT, effective January 1,1992 and subject to the approval of the Pension Commission of Ontario and Revenue Canada, Taxation:

1.   Section 6.01 of the Plan is amended to read as follows:

     6.01   Normal Retirement Pension

     The annual retirement pension of a Member retiring on the Member's Normal Retirement Date shall be equal to the sum of:

     (a)  for each calendar year during which the Member was a Member:

     (i) 1% of the Member's Compensation for that year not in excess of the Year's Maximum Pensionable Earnings for that year; and

    (ii) 2% of the Member's Compensation for that year in excess of the Year's Maximum Pensionable Earnings for that year; and

    (b) in the case of an Employee who was a Member on December 31,1991 and was actively employed on January 1, 1992 or retired on that date, or was on a leave of absence on January 1, 1992 approved by Robin Hood, an additional annual pension benefit equal to the excess, if any, of the Member's 1992 Improved Pension Benefit over the Member's 1992 Accrued Pension Benefit, where 1992 Improved Pension Benefit and 1992 Accrued Pension Benefit are determined as follows:

     1992 Improved Pension Benefit is equal to the product of:

     (A) 1.2% of the first $32,000 of the Member's annual rate of Compensation on January 1,1992 plus 1.8% of the remainder, if any, of such annual rate of Compensation; and

     (B) the Member's Credited Service plus the Member's continuous period of service prior to January 1, 1992 in years including a fraction of a year, during which the Member was a member of or a participant in the Salaried Employees' Pension Plan, the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan, and excluding, in the case of a Member who was a member of the Profit Sharing Retirement Plan and who did not elect to transfer the Member's Company Contribution Account to the Pension Fund, the continuous period of service during which the Member was a member of the Profit Sharing Retirement Plan; and

     1992 Accrued Pension Benefit is equal to the pension benefit accrued by the Member to December 31, 1991, under the provisions of this Section
6.01 excluding this Section 6.01 (b) and including any pension benefits accrued under the Salaried Employees' Pension Plan, the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan and this Plan.

2. Section 10.02(b) of the Plan is amended with respect to retirements or terminations of employment occurring on and after January 1, 1992 to read as follows:

     (b) 1.2% of the Member's annual rate of Compensation as of the first day of January in the year of death, termination or retirement, whichever first occurs, up to the Year's Maximum Pensionable Earnings applicable in that year and 1.8% of such annual rate of Compensation in excess of such Year's Maximum Pensionable Earnings.

3. Any Officer or Director of Robin Hood is hereby directed and authorized to take such further action and sign and execute, whether under corporate seal of Robin Hood or otherwise, all documents, instruments and agreements, as may be necessary or desirable to give effect to the foregoing including the adoption of such minor changes as may be required to ensure acceptance by the regulatory authorities.

Certified to be a true copy of resolutions duly adopted by the Board of Directors of Robin Hood Multifoods Inc. on the 22nd day of July 1992, which resolutions are still in full force and effect.


Dated this 24th day of July, 1992.


                                        /s/ Allan C. Turner

                                        Secretary




                         EXECUTIVE EMPLOYEES' PENSION PLAN OF
                              ROBIN HOOD MULTIFOODS INC.

                                   AMENDMENT No. 2

WHEREAS Robin Hood Multifoods Inc., (hereinafter referred to as "Robin Hood") maintains the Executive Employees' Pension Plan of Robin Hood Multifoods Inc. (hereinafter referred to as the "Plan"); and

WHEREAS Robin Hood has reserved the right to amend the Plan from time to time; and

WHEREAS Robin Hood wishes to amend the Plan to comply with changes to the Income Tax Act;

RESOLVED THAT, effective January 1, 1991 and subject to the approval of the Pension Commission of Ontario and Revenue Canada, Taxation:

1.   Section 2.08 is amended by the addition of the following sentence.

     For the purposes of this Section "date of computation" means the beginning of the month in which the transfer is made or contributions are returned, as applicable.

2.   Section 2.09 is amended to read as follows:

     "Credited Service" means service credited pursuant to Sections 4.02, 4.03, 4.04 and 4.05

3.   Section 2.17 is amended by the addition of the following.

     and "former Member" means a person who is no longer an Employee but who is entitled to a deferred pension.

4. Section 2.28 is amended by the addition of the phrase, "at the relevant time", following the phrase "means a person of the opposite sex who".

5. Section 2.31 is amended by the addition of the phrase "based on the written certification of a medical practitioner" to the end of the first full paragraph.

6. The first sentence of the second paragraph of Section 4.01 is amended by substituting the phrase "during a leave for active service" for the phrase "during a leave to serve".

7.   The following is added as Section 4.03 and the subsequent Sections in
Article 4 (and references to such subsequent Sections in the Plan) are renumbered accordingly.

     4.03   Service While On Pregnancy/Parental Leave

     If a Member takes a pregnancy leave or parental leave under the authority of the Employment Standards Act of Ontario or a pregnancy leave under the authority of other applicable employment standards legislation, the Member shall accrue Credited Service in respect of the period of the leave at the same rate as the Member was accruing Credited Service immediately prior to beginning the leave.

8. The first sentence of Section 14.03 is amended by the addition of the phrase, "Members shall be fully vested and" following the phrase, "If the Plan is terminated or otherwise discontinued".

9. The first sentence of Section 14.04 is amended by the addition of the phrase, "Members affected by the partial termination shall be fully vested and" following the phrase "If a part of the Plan is terminated".

10. Section 15.02 is amended by the addition of the phrase "or be given as security" following the phrase "pledge, encumbrance, or charge".

FURTHER RESOLVED THAT, effective January 1,1992 and subject to the approval of the Pension Commission of Ontario and Revenue Canada, Taxation:

11. Section 2.31 is amended by substituting the phrase "based on the written certification of a medical doctor licensed to practice under the laws of a province of Canada" for the phrase "based on the written certification of a medical practitioner", as it appears at the end of the first full paragraph.

l2. Section 4.02 is amended by the insertion of the following text after the first sentence:

     Notwithstanding the preceding provisions of this Section, Credited Service accrued by a Member after December 31, 1990 in respect of any period of reduced pay or no pay (other than a period of Total Disability) shall be subject to the prescribed compensation limitations under the regulations to the Income Tax Act of Canada.

13.  Section 6.01(c) is amended to read as follows:

     (c) in the case of a Member who accrued Continuous Service while an Employee and who is actively employed by a Participating Company on January 1, 1992 or who retired on that date, or who was on a leave of absence on January 1, 1992, approved by Robin Hood, an additional annual pension benefit equal to the excess, if any, of the Member's 1992 Improved Pension Benefit over the Member's 1992 Accrued Pension Benefit, where 1992 Improved Pension Benefit and 1992 Accrued Pension Benefit are determined as follows;

     1992 Improved Pension Benefit is equal to the product of:

     (A) 1.2% of the first $32,200 of the Member's annual rate of Compensation on January 1,1992 plus 1.8% of the remainder, if any, of such annual rate of Compensation; and

     (B) the Member's Credited Service accrued while an Employee plus (and to the extent that such service is not counted for similar purposes under another registered pension plan of Robin Hood) the Member's continuous period of service while an employee prior to January 1, 1992 in years including a fraction of a year, during which the Member was a member of or a participant in the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan, and excluding, in the case of a Member who was a member of the Profit Sharing Retirement Plan and who did not elect to transfer the Member's Company Contribution Account to the Pension Fund, the continuous period of service during which the Member was a member of the Profit Sharing Retirement Plan; and

     1992 Accrued Pension Benefit is equal to the Pension Benefit accrued by the Member to December 31, 1991, under the provisions of Section 6.01(a) and (b) and including any pension benefits accrued under the Plan, and including any pension benefits accrued under the Employees' Pension Plan, the employees' Contributory Pension Plan or the Profit Sharing Retirement Plan (to the extent that a period of service while participating in such plan is included for purposes of (B) above).

14.  The last sentence of Section 7.03 is amended to read as follows:

     The amount of the pension payable to the former Member in such instance shall be the Actuarial Equivalent of the deferred pension which would otherwise have been payable commencing at the Normal Retirement Date of the Member subject to the minimum reduction required under the Income Tax Act of Canada. However, if the former Member would have been eligible to elect early retirement under Section 5.02 at the time of termination of employment, the deferred pension shall be equal to the amount which would have been payable commencing at the Normal Retirement Date of the Member reduced pursuant to the applicable provision of Section 6.02.

15. Section 8.04(a) is amended by the substitution of the phrase "the Spouse of" for the phrase "a contingent annuitant named by" and by the substitution of the phrase "such Spouse" for the phrase "such contingent annuitant".

16. Section 8.05 (c) is amended by the substitution of the phrase "Spouse" for the phrase "contingent annuitant".

17.  Section l0.01 is amended to read as follows:

     l0.01  Revenue Canada Maximum Pension

     Notwithstanding any other provision of this Plan, the annual lifetime pension payable to a Member or former Member under this Plan, including any benefit paid to a Spouse or former Spouse as a result of a marriage breakdown and excluding any amount derived from the Member's Additional Voluntary Contributions shall not, in the year of commencement, exceed the lesser of:

     (a)  the defined benefit limit for the year of commencement; and

     (b) 2% of the Member's highest average compensation indexed to the year of commencement;

multiplied by the Member's Credited Service. The above limitation shall not apply to annual pensions in respect of Credited Service prior to 1992 which do not exceed $300 per year of Credited Service. For the purposes of calculating the limitation in this Section, a Member shall not be considered to have more than 35 years of Credited Service in respect of periods prior to January 1, 1992. For the purposes of this Section "defined benefit limit" and "highest average compensation" shall have the meanings ascribed to the respective terms under the Income Tax Act of Canada and the regulations thereunder.

     The value of the pension payable at retirement in respect of Credited Service prior to January 1, 1992 shall not exceed the value of the maximum pension determined above, payable at the earliest of attainment of age 60 or Normal Retirement Date as a single life annuity guaranteed for 10 years or a 60% joint and survivor annuity, whichever is applicable.

18.  Sections 11.04 is amended to read as follows:

     11.04  Additional Voluntary Contributions

     Each Member may make Additional Voluntary Contributions to the Plan for the purpose of increasing the Member's retirement income under the Plan. Such contributions for a calendar year shall not exceed the lesser of:

     (a) 18% of the Member's Compensation in that year; and

     (b) the money purchase limit for the year;

reduced by the Member's pension credit for the year in respect of the benefit determined by reference to Section 6.01. For the purposes of this Section "money purchase limit" and "pension credit" shall have the meanings ascribed to those terms under the Income Tax Act of Canada and the regulations thereunder.

19. Section 11.05 is amended by the addition of the following to the end of that Section.

     Any retirement pension arising from a period of Credited Service granted pursuant to this Section which falls in a calendar year in respect of which the Member did not accrue benefits under a registered pension plan or a deferred profit sharing plan shall not, in the year of commencement, exceed an annual amount equal to 2/3 of the defined benefit limit multiplied by the Credit Service granted for such period. For the purposes of this Section "defined benefit limit" shall have the meaning ascribed to that term under the Income Tax Act of Canada.

20. The first sentence of the second paragraph of Section 13.02 is amended to read as follows:

     Robin Hood shall from time to time, in consultation with the Actuary, adopt such tables, assumptions and methods as it deems appropriate for the purpose of computing benefits, commuted values, actuarial equivalence, contributions by Participating Companies, or otherwise, subject to the requirements of the Act.

FURTHER RESOLVED THAT the appropriate Officers or Directors of Robin Hood are hereby directed and authorized to take such further action and sign and execute, whether under corporate seal of Robin Hood or otherwise, all documents, instruments and agreements, as may be necessary or desirable to give effect to the foregoing including, the adoption of such minor changes as may be required to ensure acceptance by the regulatory authorities.

Certified to be a a true copy of resolutions duly adopted by the Board of Directors of Robin Hood Multifoods Inc. on the 22nd day of September 1993, which resolutions are still in full force and effect.


Dated this 22nd day of September, 1993.



                                       /s/ Allan C. Turner

                                       Secretary






                    EXECUTIVE EMPLOYEES' PENSION PLAN OF
                         ROBIN HOOD MULTIFOODS INC.

                              AMENDMENT No. 3

WHEREAS Robin Hood Multifoods Inc., (hereinafter referred to as "Robin Hood") maintains the Executive Employees' Pension Plan of Robin Hood Multifoods Inc. (hereinafter referred to as the "Plan"); and

WHEREAS Robin Hood has reserved the right to amend the Plan from time to time; and

WHEREAS Robin Hood wishes to amend the Plan to improve the benefit formula;

RESOLVED THAT, effective January 1, 1994 and subject to the approval of the Pension Committee of Ontario and Revenue Canada, Taxation, Section 6.01(b) of the Plan is amended to read as follows:

     (b) in the case of a Member who accrued Continuous Service while an Employee and who is actively employed by a Participating Company on January 1, 1994 or who retired on that date, or who was on a leave of absence on January 1, 1994, approved by Robin Hood, an additional annual pension benefit equal to the excess, if any, of the Member's 1994 Improved Pension Benefit over the Member's 1994 Accrued Pension Benefit, where 1994 Improved Pension Benefit and 1994 Accrued Pension Benefit are determined as follows:

     1994 Improved Pension Benefit is equal to the product of:

     (A) 1.2% of the first $34,400 of the Member's annual rate of Compensation on January 1, 1994 plus 1.8% of the remainder, if any, of such annual rate of Compensation; and

     (B) the Member's Credited Service accrued while an Employee plus (and to the extent that such service is not counted for similar purposes under another registered pension plan of Robin Hood) the Member's continuous period of service while an Employee prior to January 1, 1994 in years including a fraction of a year, during which the Member was a member of or a participant in the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan, and excluding, in the case of a Member who was a member of the Profit Sharing Retirement Plan and who did not elect to transfer the Member's Company Contribution Account to the Pension Fund, the continuous period of service during which the Member was a member of the Profit Sharing Retirement Plan; and

    1994 Accrued Pension Benefit is equal to the pension benefit accrued by the Member to December 31, 1993, under the provisions of Section 6.01(a) and including any pension benefits accrued under the Plan, and including any pension benefits accrued under the Employees' Pension Plan, the Employees' Contributory Pension Plan or the Profit Sharing Retirement Plan (to the extent that a period of service while participating in such plan is included for purposes of (B) above).

FURTHER RESOLVED THAT the appropriate Officers or Directors of Robin Hood are hereby directed and authorized to take such further action and sign and execute, whether under corporate seal of Robin Hood or otherwise, all documents, instruments and agreements, as may be necessary or desirable to give effect to the foregoing including the adoption of such minor changes as may be required to ensure acceptance by the regulatory authorities.

Certified to be a true copy of resolutions duly adopted by the Board of Directors of Robin Hood Multifoods Inc. on the 12 day of May, 1994, which resolutions are still in full force and effect.


Dated this 13 day of May, 1994.



                                      /s/ Allan C. Turner

                                      Secretary





                                                              EXHIBIT 10.13

                              PENSION TRUST AGREEMENT

THIS AGREEMENT made as of the 30th day of June, 1992

BETWEEN

                            ROBIN HOOD MULTIFOODS INC.
                       (herein referred to as the "Company")
                                                         OF THE FIRST PART;

                                  - and -

                            THE CANADA TRUST COMPANY
                       (herein referred to as the "Trustee")
                                                        OF THE SECOND PART;

RECITALS

1. Whereas the Company has established a Pension Plan (the "Plan"), for the benefit of the employees described in the Plan (Executive Employees' Pension Plan, a copy of which is attached as Schedule "B");

2. Whereas the Company is desirous that The Canada Trust Company be the trustee of the trust fund established under the Plan and the Trustee is willing to do so pursuant to the terms of this Agreement;

NOW THEREFORE the Company and the Trustee agree as follows:

INTERPRETATION

1. (a) The terms and phrases and all the expressions contained in the Plan shall have the same meaning in this Agreement unless in this Agreement there is something in the subject matter or context inconsistent therewith.

     (b)  "Instructions" for the purposes of this Agreement shall mean:

     1. instructions in writing signed by authorized individuals designated as such by the Company including without limitation investment managers or agents appointed by the Company;

     2. telex or tested telex instructions of the Company including such telex instructions of investment managers or agents appointed by the Company;

     3. such other forms of communication as from time to time may be agreed upon in writing by the Company and the Trustee which the Trustee believes in good faith to have been given by the Company or investment managers and agents designated to the Trustee by the Company or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Company may specify.

     "Instructs", "Instructed" or any variations thereof shall have a corresponding meaning.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The Trustee shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of the Trustee. The Trustee in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practices.

ESTABLISHMENT AND ACCEPTANCE OF TRUST FUND

2. All contributions received by the Trustee pursuant to the provisions of the Plan together with any earnings, profits, increments and accruals arising therefrom, all amounts delivered to the Trustee from any prior trustee which are actually received by the Trustee less authorized payments therefrom shall constitute the "Trust Fund" hereby created and established. The Trustee hereby accepts the trusts herein set out and agrees to hold, invest, distribute and administer the Trust Fund pursuant to the provisions of this Agreement.

RESPONSIBILITY OF TRUSTEE

3. The Trustee assumes no responsibility for the administration of the provisions of the Plan (other than the obligations of the Trustee expressly set forth in this Agreement), the collection of contributions required under the Plan or for the adequacy of the Trust Fund to meet and discharge all payments and liabilities under the Plan.

TRUST FUNDS - INVESTMENT

4. In making investments, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investments. Unless specifically Instructed otherwise, the Trustee shall invest and reinvest the principal and income of the Trust Fund solely in units of the Master Trust established by the Company for this Plan and other plans sponsored by the Company or its affiliates.

POWERS OF TRUSTEE

5. The Trustee shall have the following powers and authority in the administration and investment of the Trust Fund, to be exercised in accordance with and subject to the provisions of this Agreement:

     (a) PURCHASE OF PROPERTY - To purchase, or subscribe for, any securities (including securities issued by the Trustee or its affiliates) or other property and to retain the same in trust.

     (b) SALE, EXCHANGE, CONVEYANCE AND TRANSFER Of PROPERTY - To sell, exchange, convey, transfer, or otherwise dispose of any securities or other property held by it, by private contract or at public auction. Except for the Company or its authorized representatives no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

     (c) EXERCISE Of OWNER'S RIGHTS - To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to all stocks, bonds, securities or other property held as part of the Trust Fund.

     (d) MORTGAGES - To renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable; to waive any default whether in the performance of any covenant or condition of any mortgage, or in the performance of any guarantee, or to enforce the rights in respect of any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid in property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the covenant secured by such mortgage and to exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee.

     (e) OPTIONS AND FUTURES - To purchase or write options and to enter into future contracts.

     (f) REGISTRATION Of INVESTMENTS - To cause any securities or other property held as part of the Trust Fund to be registered in its own name as trustee, or in the name of one or more of its nominees as trustee, and to be represented by certificates which include securities of the same class and nature held for other accounts in which the Trustee acts in a fiduciary capacity; to hold any securities in bearer form; to hold securities of an issuer utilizing a book-based central depository system for which certificates are not issued provided that the books and records of the Trustee shall at all times show all such securities or the proportionate interest thereof that are part of the Trust Fund; and to deposit assets of the Trust Fund in the custody of another financial institution or depository authorized to act as a custodian according to the law of the jurisdiction in which such institution or depository is located provided that such assets shall be deemed to be held by the Trustee but may be registered in the name of such financial institution or depository as trustee or in the name of one or more of its nominees as trustee it being understood by both parties that the use of any other custodian shall not affect the Trustees' responsibilities to the Company under this Agreement.

     (g) BORROWING - To borrow (including the right to borrow from itself or any of its affiliates) or raise money for the purpose of the trust in such amount, and upon such terms and conditions, as the Trustee in its sole discretion shall deem advisable including, without limitation, the right to issue its promissory note as Trustee; provided that any such borrowing by the Trustee shall be made only in accordance with the provisions of the pension benefits legislation and the statutes, regulations, policies and administrative practices of the Department of National Revenue then applicable to the Plan. No person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.

     (h) RETENTION Of PROPERTY ACQUIRED AND CASH - To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder; to keep such portion of the Trust Fund in cash as the Trustee, from time to time, may deem to be in the best interests of the trust; and to retain such cash balances on deposit with the savings department of the Trustee or of its affiliates at such rate of interest as the Trustee may allow from time to time on the relevant class of deposit (without being liable to account for any profit resulting from the use of the cash balances while on deposit).

     (i) EXECUTION OF INSTRUMENTS - To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

     (j) SETTLEMENT OF CLAIMS AND DEBTS - To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Trust Fund in all suits and legal and administrative proceedings, provided that the Trustee shall not be obligated to do so unless it has first been indemnified by the Company to its satisfaction against any expenses or liabilities which it may incur as a result thereof. Provide the trustee is first indemnified to its satisfaction in no event shall the Trustee refuse to commence or defend suits and legal and administrative proceedings, the delay of which would prejudice the interests of the Trust Fund.

     (k) EMPLOYMENT OF AGENTS AND COUNSEL - To employ suitable agents and counsel (who may be counsel for the Company) and to pay their reasonable expenses and compensation.

     (l) POWER TO COMMINGLE - To consolidate for the purposes of investment the Trust Fund, or any part thereof, with any other trust funds for which the Trustee is trustee thereof into a single common fund, and to assign units thereof or the proportionate interests therein to the respective trust funds.

     (m) POWER TO DO ANY NECESSARY ACT - To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein as the Trustee may deem necessary to administer the Trust Fund.

     (n) POWER TO APPOINT SUB-CUSTODIANS - The Trustee shall have the power to appoint sub-custodians where necessary to safekeep assets of the Trust Fund. All sub-custodians appointed by the Trustee shall be authorized to act as a sub-custodian of securities according to the laws of the country, province or state in which the sub-custodian operates. The Trustee agrees that it will use reasonable care in selection of its sub-custodians. Subject to the provisions of this subparagraph the Trustee agrees to assume liability to the Trust Fund or the Company for losses the Trust Fund or the Company suffers as a result of the failure of its sub-custodians to exercise reasonable care with respect to the safekeeping of assets of the Trust Fund. In all circumstances liability of the Trustee under this subparagraph shall be restricted to the extent of direct damages suffered by the Trust Fund or the Company to be determined based on the market value of the asset of the Trust Fund which is the subject of the loss at the date of discovery of such loss. Notwithstanding the acceptance of liability by the Trustee for losses suffered by the Trust Fund or the Company by the failure of the Trustee's sub-custodians to exercise reasonable care, the Trustee's liability to Trust Fund and the Company shall be limited to the amount of compensation and/or damages the Trustee is able to recover from the sub-custodian as a result of that sub-custodian's failure to exercise reasonable care.

Neither the Trustee nor its sub-custodians accepts any liability for any losses to the Trust Fund which relate to the general risk of investing or holding assets in any particular country as a result of, but not limited to events such as nationalization, governmental expropriation, regulatory action, currency restrictions, devaluations and fluctuations or any condition interfering with the orderly execution of securities transactions. The Trustee shall not be liable for acts, omissions or defaults of any agent or broker which it or a sub-custodian has appointed unless the appointment was made negligently or in bad faith.

Neither the Trustee nor its sub-custodian shall assume any liability for property not received by them.

The powers granted to the Trustee under this provision shall be exercised by the Trustee in its discretion, except that the Company may at any time and from time to time, by Instruction to the Trustee, require the Trustee to exercise such powers as Instructed by the Company or any other person or persons authorized by the Company to give Instructions to the Trustee. The Trustee shall not be responsible for any loss which may result from the failure or refusal of the Company or any other person authorized by the Company to give any such required Instruction.

PAYMENTS FROM THE TRUST FUND

6. Except as otherwise provided in this Agreement, the Trustee shall make payments from the Trust Fund only upon receipt of an Instruction from the Company directing such payment and, upon any such payments being made or specifically set aside for the payee, the amount thereof shall no longer constitute a part of the Trust Fund. The Trustee may appoint paying agents among which may be the Company at any place or places in Canada. Instructions of the Company need not specify the application to be made of the monies so requisitioned or ordered and the Trustee and any paying agent (other than the Company) shall be fully protected in making payments on the order of the Company (in the Company's capacity of paying agent or otherwise) in accordance therewith and charged with no responsibilities respecting the application of such monies for the administration of the Plan, nor for the determination that any person to whom payments are directed to be made is a person entitled to such payment. Each such Instruction shall constitute a certification to the Trustee that the payment of such monies is in accordance with the provisions of the Plan. The Trustee shall deduct from any monies requisitioned or ordered any amounts required to be withheld by reason of any law or regulation for payment of taxes or otherwise to the Government of Canada or any government of any province of Canada or any political subdivision of any province.

ACCOUNTING

7. The Trustee shall keep accurate accounts of all investments, receipts and disbursements and other transactions in connection with the Trust Fund, and all records relating thereto shall be open to inspection and audit by any person designated by the Company provided reasonable notice is given to the Trustee.

The Trustee shall furnish to the Company within 60 days following the close of each fiscal year of the Trust Fund or of such other period as may be agreed upon between the Trustee and the Company, and within 60 days after the removal or resignation of the Trustee or termination of the trust, a written statement of account setting forth all investments, receipts, disbursements and other transactions effected by it during such period. Upon the expiration of 90 days from the date of filing such statement, or upon the prior approval of the Company, the Trustee shall be forever relieved and discharged from liability or accountability to anyone as respects the propriety of its acts and transactions shown in any such statement except with respect to any such acts or transactions as to which the Company shall within such 90 day period file with the Trustee a written statement objecting thereto or with respect to any such acts or transactions in respect of which the Company cannot reasonably be expected to have been aware of any impropriety of the Trustee until ninety (90) days following the date when the Company can reasonably be expected to become aware of such impropriety. Notwithstanding the foregoing, the Trustee shall have the right to elect to have its accounts settled by judicial proceeding whether or not the Company has filed written objection to any account as hereinabove provided, and in the event of such election, only the Trustee and the Company shall be the necessary parties.

RESPONSIBILITIES

8. (a) STANDARD OF CARE - The Trustee shall exercise the powers and duties conferred upon it by this Agreement and shall not be liable for the making, retention or sale of any investment or reinvestment nor for any loss to or diminution of the Trust Fund unless due to its own negligence, willful misconduct, or lack of good faith, or failure to perform its obligations under this Agreement.

     (b) CERTIFICATE OF INCUMBENCY - The Company shall from time to time file with the Trustee a certificate of incumbency setting forth the names of those persons who constitute the signing officers of the Company together with specimen signatures of such persons. The signing officers of the Company shall file with the Trustee a certificate setting forth the name of any party, including, without limitation an investment manager, authorized to give Instructions to the Trustee together with specimen signatures of such persons. the Trustee shall be entitled to rely upon the identification of the persons specified in such certificates as being authorized to act on behalf of the Company until a later certificate is delivered to the Trustee by the Company or its signing officers. For greater certainty the word "certificate" in this subparagraph shall include signature cards in such form as are accepted by the Trustee.

     (c) INDEMNITY - The Company (in addition to any right of indemnity given by law) shall indemnify the Trust Fund and the Trustee against any liability imposed as a result of a claim asserted by any person or persons where the Trustee has acted in good faith in reliance on any Instruction given by any person authorized by the Company.

     (d) COMPLIANCE WITH LAW - The Trustee is authorized to comply with any law, order or regulation now or hereafter in force which purports to impose on the Trustee a duty to take or refrain from taking any action under this Agreement and to permit authorized parties to have access to and the right on reasonable notice to examine and make copies of any records relating in any way to the Trust Fund.

     (e) CONFLICT OF INTEREST - The Trustee may, from time to time deal with securities of the same class and nature as may constitute the whole or part of the Trust Fund, or the underlying assets thereof, in its own behalf or on behalf of accounts it manages, or be affiliated with any party to whom or from whom such securities may be sold or purchased, or use in other capacities knowledge gained in its capacity hereunder without being liable in law or equity provided that such dealing or use of such knowledge is not prejudicial to the interests of the Trust Fund.

     (f) ADDITIONAL POWER - The Trustee may suspend or limit any purchase or sale of investments of the Trust Fund if required by applicable laws, regulations, regulatory bodies or other circumstances beyond the Trustee's control.

     (g) CORPORATE REPORTS - The Trustee shall have no obligation to provide the Company, or any other party, with any corporate reports, research material or any other material which it may receive as a registered holder of any security.

     (h) SERVICES - Except as expressly stated herein or as may be agreed upon in writing between the Company and the Trustee, the Trustee makes no representations or warranties express or implied regarding the services which it will provide.

TRUSTEE'S COMPENSATION, EXPENSES AND TAXES

9. All expenses with respect to the operation or administration of the Plan or Trust Fund, including without limitation such fees or compensation to the Trustee as may be agreed upon in writing by the Company and the Trustee from time to time and which initially shall be as per Schedule "A" attached hereto, the reasonable expenses and compensation of agents and counsel,, and any expenses incurred by the Company in the administration of the Plan, shall be paid out of the Trust Fund unless paid directly by the Company, in which case the Company may be reimbursed therefore from the Trust Fund unless prohibited by applicable pension laws. The Trustee may estimate its fees for a calendar year and the amount so estimated shall be payable in equal periodic installments over that calendar year and the Trustee is authorized to debit such installments to the Trust Fund unless paid by the Company. If at the end of the calendar year the Trustee has been overpaid as a result of debiting the Trust Fund the Trustee shall refund the excess to the Trust fund. All taxes of whatever kind that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of this trust or the Trust Fund or any money, property or securities forming a part thereof, shall be paid from the Trust Fund.

REMOVAL AND RESIGNATION

10. The Trustee may be removed as trustee of the Trust Fund by the Board of Directors of the Company at any time upon 60 days notice in writing to the Trustee. The Trustee may resign at any time upon 60 days notice in writing to the Company. The aforementioned notice periods may be waived or reduced by the mutual agreement of the Company and the Trustee. Upon such removal or resignation, the Board of Directors of the Company shall appoint and designate a successor trustee, and the Trustee after settlement of its accounts shall assign and transfer and pay over to such successor trustee the applicable assets, less any amounts constituting charges and expenses owing to the Trustee, whether in connection with the settlement of its account, or otherwise. Upon the earlier of the issuance of approval by the successor trustee that assets of the Trust Fund are in order and 60 days from the date of delivery of the assets of the Trust Fund and all records pertinent thereto, the Trustee shall be forever released and discharged from any liability or accountability as respects the propriety of its acts hereunder except in respect of such acts or transactions with respect to which the Company has filed with the Trustee a written objection.

MERGER OR AMALGAMATION

11. Any corporation into which the Trustee may merge or with which it may be amalgamated, or any corporation resulting from any merger or amalgamation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act.

MODIFICATION, AMENDMENTS

12. The Company reserves the right at any time by action of its Board of Directors and upon 30 days prior written notice to the Trustee to modify or amend, in whole or in part, any provisions of this Agreement; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent. The Company shall notify the Trustee of all amendments to the Plan filed with applicable pension regulatory authorities immediately upon their filing with the said authorities.

USE OF TRUST FUND

13. Notwithstanding anything to the contrary contained herein, so long as the Plan is in force, at no time shall any part of the corpus or income of the Trust Fund (other than such part as is required to pay taxes and expenses of administration) be used for or diverted to purposes other than for the benefit of such persons and their estates as may be designated pursuant to the provisions of the Plan. In the event of termination of the trust, all assets then constituting the Trust Fund, less any amounts constituting charges and expenses payable from the Trust Fund, shall be applied in accordance with the Instructions of the Company, such direction shall be deemed to contain a certification that the Instruction is in conformity with the provisions of the Plan. All contributions made by the Company to the Trust Fund are made on a conditional basis only and are subject to repayment in whole or in part to the Company if it is determined by an actuary that overcontributions have been made, provided that all such repayments to the Company are made only with the consent of any regulatory authorities having jurisdiction over the Plan.

Without limiting the generality of the foregoing, the Company shall have the right to direct that any excess assets remaining after all benefits have been provided for under the terms of the Plan may be paid to or at the direction of the Company and that excess assets may be paid from the Trust Fund, on an ongoing basis, subject to any required prior approval of the applicable regulatory authority.

PAYMENT TO MINORS AND INCOMPETENTS

14. If any person entitled to receive any payment is at the time of such payment, a minor or is incompetent to receive such payment or to give a valid release therefor, the payment may be made to a legally appointed representative of the person to whom the payment is being made for the person's benefit without responsibility to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of all liability therefor. Where there is no legal representative appointed for a person entitled to receive a benefit under the Plan the Company shall Instruct the Trustee to make payments in a manner it deems appropriate.

EMPLOYEE'S RIGHTS

15. Nothing in this Agreement shall be construed to give any employee of the Company or any employee's beneficiary or legal representative any right, title or interest in or to any assets, profit, earnings or accretions to the Trust Fund.

GOVERNING LAW

16. This Agreement shall be construed and enforced according to the laws of the Province of Ontario and all provisions hereof shall be administered according to the laws of said Province, except that such statutes, regulations and policies as may be applicable from time to time to the Plan shall govern matters relating to the administration of the Plan and the investment of the Trust Fund, and any actions, proceedings, or claims against the Trustee shall be commenced in the courts of the Province of Ontario.

SEVERABILITY

17. If any term, condition or provision of this Agreement is determined to be void or unenforceable, in whole or in part, such determination shall not affect the validity of any other term, condition or provision or part thereof.

NOTICES

18. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing and delivered by mail, postage pre-paid, telex, telecopier or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party may from time to time designate by notice duly given in accordance with this paragraph). All manner of notices delivered by mail shall be deemed to have been given and received when delivered personally or on the fifth business day following the day when it was so mailed unless delivery by mail is likely to be delayed by strike or slowdown of postal workers in which case it shall be deemed to have been given when it would be delivered in the ordinary course of the mail allowing for such strike or slowdown. All other manner of notices shall be deemed to be received on the day such notice is received in the receiving party's telecommunication device unless such day is not a business day in which case receipt shall be deemed to be on the next business day.

To Trustee:   The Canada Trust Company
              Pension Trust Services
              161 Bay Street
              Toronto, Ontario
              M5J 2T2
                 Telecopier: (416) 361-8669

To Company:   Robin Hood Multifoods Inc.
              60 Columbia Way
              Markham, Ontario
              L3R OC9

              Attention: A. C. Turner,
                         Secretary Treasurer
              Telecopier: (416) 940-9600


SUCCESSORS AND ASSIGNS

19. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed under its corporate seal and the hands of its proper officers duly authorized in that behalf on the date first above mentioned.

                                   ROBIN HOOD MULTIFOODS INC.


                                   /s/ J. McMillan
                                   J. McMillan - Vice President


                                   /s/ A. C. Turner
                                   A. C. Turner - Secretary Treasurer


                                   THE CANADA TRUST COMPANY


                                   /s/ Graeme Ozburn

                                   /s/ Kathleen Wells


Approved as to
Form and Content

/s/ John Allison





                                                              EXHIBIT 10.14
October 28, 1991

Mr. A. Harry Vis
President
Robin Hood Multifoods
Markham, Ontario

                   STRICTLY PERSONAL AND CONFIDENTIAL

Dear Harry:

In our agreement dated January 4, 1988 (copy attached), we outlined terms and conditions under which special lump sum retirement allowance would be paid to you. In that letter it was also agreed that if the Company instituted a policy or program to provide payment in excess of the amounts permitted to be paid from the Robin Hood Retirement Plan under Canadian pension law and regulation, then the present value of such an excess pension payment would be deducted from the special lump sum retirement allowance.

It is our pleasure to inform you that effective November 19, 1988, the Company instituted a program to maintain the full amount of pension calculated in accordance with the Robin Hood Retirement Plan without regard to the maximum benefit rules imposed under Canadian income tax laws and regulations. Pursuant to that policy, supplemental retirement benefits will be paid to you in the same form and manner as provided under the Plan.

In recognition of your valuable, loyal and devoted service, the Company agrees to provide to you a retiring allowance as outlined below.

The retiring allowance will be paid in accordance with the terms of this letter provided you are willing, consistent with you age and health, to make yourself available to the Company in a consulting capacity at reasonable times after termination of your employment, and provided you agree not to engage in a competing business within Canada for a period of two years after termination of employment nor, at any time, to divulge or communicate to anyone confidential information of the Company.

The value of the benefits to be provided under this Agreement and the non-contributory Executive Pension Plan of Robin Hood Multifoods Inc. (the "Plan") in the event of:

- - - your retirement after age 60 with ten years of "credited service" (as defined in the Plan);

- - - your death after retirement;

- - - your death before retirement; or

- - - your total and permanent disability before retirement;

will be calculated in accordance with the Plan rules but without any restrictions on account of the maximum benefit rules imposed by Revenue Canada for payments from the Plan and with due consideration of the form and manner in which your benefits are settled under the Plan. It is intended that benefits payable under this Agreement will be paid in the same form and manner as are provided under the Plan.

If your employment with the Company is terminated for cause, regardless of age and service, no retiring allowance will be paid to you under this Agreement.

If your entitlement under the Plan is increased by means of a cost-of-living allowance, the retiring allowance payable under this Agreement will be increased at the same rate.

Voluntary or involuntary termination of employment arising from a change in control of the parent company of this Company will require this Company to pay to you in a lump sum the present value of the benefit that would have been paid under this Agreement at your retirement.

"Change in Control of Multifoods" shall mean any one of the following:

a) A merger or consolidation to which Multifoods is a party if, following the effective date of such merger or consolidation, the individuals and entities who were stockholders of Multifoods prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1924 ["Exchange Act"]) of less than fifty percent (50%) of the combined voting power of the surviving corporation following the effective date of such merger or consolidation.

provided further, however, that in addition to (and not in limitation of) the foregoing event which constitutes a "Change in Control of Multifoods," a "Change in Control" of the Company shall be deemed to have occurred if:

b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act", directly or indirectly, of securities of Multifoods representing twenty percent (20%) or more of the combined voting power of the then-outstanding securities of Multifoods; or

c) any "person" (as that term is used in the Exchange Act and Regulations promulgated by the Securities and Exchange Commission) is or becomes, through or pursuant to a "tender offer," as that term is used in the Exchange Act and Regulations promulgated the Securities and Exchange Commission thereunder, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Multifoods representing ten percent (10%) or more of the combined voting power of the then-outstanding securities of Multifoods; or

d) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors of Multifoods. For purposes of this subparagraph (d), the term "Continuing Director" shall mean (i) any member of such Board of Directors who shall not be affiliated with an Acquiring Person and who shall have been a member of such Board of Directors immediately prior to the time when such Acquiring Person shall have become an Acquiring Person and (ii) any successor to a Continuing Director who shall not be affiliated with such Acquiring Person and who shall be recommended to succeed a Continuing Director or to fill a vacancy on the Board of Directors resulting from an increase in the number of Directors by a majority of the Continuing Directors who shall then be members of such Board of Directors. For purposes of this subparagraph (d), the term "acquiring Person" shall mean any person referred to in subparagraphs (b) or (c) above; or

e) all or substantially all of the assets of Multifoods are acquired or divested.

Calculation of the amount payable will be made by a qualified actuary who has had no prior relationship with this Company, its parent company or a person of a corporation acquiring control the parent company. For purposes of determining the lump sum, the interest rate assumption to be used will be as follows:

a) for the first fifteen (15) years, the long-term Government of Canada bond rate ([CANSIM]) series B14013) most recently published by the Bank of Canada, and

b)   thereafter at six percent (6%) per annum.

The lump sum is payable within thirty (30) days of termination of employment.

The Company reserves the right to amend or terminate this Agreement provided that no such amendment or termination shall have the effect of reducing any benefit accrued to you under the express terms of this Agreement at the date such amendment or termination is effected.

The benefits conferred by this Agreement are in addition to Company programs and benefits currently in force in the event of your retirement or death. They are not in any way to be construed as a substitute for current compensation and do not confer any rights to continue in employment with the Company.


Please acknowledge receipt and acceptance of this agreement by signing and returning to me the attached copy of the Agreement.

Yours truly,


/s/ Paul J. Quinn, Jr.

PJQ/lla
Attachment

                                    Agreed and Accepted by:


                                    /s/ A. H. Vis          1/17/92
                                    Name                   Date